EXHIBIT 23.1



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Home-Stake Oil & Gas Company 1997 Incentive Stock Plan of our report dated March 22, 1999, with respect to the financial statements of Home-Stake Oil & Gas Company included in its Annual Report (Form 10-KSB) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                          /s/ Ernst & Young LLP


Tulsa, Oklahoma
November 11, 1999